SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(A) of the
                        Securities Exchange Act of 1934
                              (Amendment No. __)


Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              DAXOR CORPORATION
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required


1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction computed pursuant to
   Exchange Act Rule 0-11:*

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4) Proposed maximum aggregate value of transaction:

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/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount previously paid:
                          ------------------------------------------------------

2) Form, Schedule or Registration No.:
                                      ------------------------------------------

3) Filing party:
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4) Date filed:
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

                                DAXOR CORPORATION
                          350 Fifth Avenue, Suite 7120
                               New York, NY 10118



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 20, 2002

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of DAXOR CORPORATION (the "Company") will be held at the principal offices of the Company, 350 Fifth Avenue (Empire State Building), Suite 7120, New York City, on Thursday, June 20, 2002 at 5:00 p.m., Eastern Standard Time, for the following purposes:

            1. To elect a board of six directors, each to serve for a term of one year and until his successor shall have been duly elected and qualified.

            2. To transact such other business as may properly come before the meeting, or any adjournment thereof.

Shareholders of record at the close of business on May 20, 2002 will be entitled to notice of and to vote at the meeting.


                                          By Order of the Board of Directors,


                                          Diane M. Meegan, Secretary


Dated: May 20, 2002
New York, New York



IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WISH YOUR SHARES TO BE VOTED, PLEASE DATE, SIGN, AND MAIL THE ACCOMPANYING FORM OF PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                                DAXOR CORPORATION
                          350 Fifth Avenue, Suite 7120
                               New York, NY 10118


                                 PROXY STATEMENT


      The accompanying proxy is solicited by and on behalf of the Board of Directors of Daxor Corporation, a New York Corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held at the principal offices of the Company, 350 Fifth Avenue, Suite 7120, New York City, on Thursday, June 20, 2002 at 5:00 p.m., Eastern Standard Time (the "Meeting"), or any adjournment thereof. Shareholders of record at the close of business on May 20, 2002, will be entitled to vote at the meeting.

      The Company will solicit proxies by mail. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record by such persons, and the Company will reimburse them for the reasonable out-of-pocket expenses incurred by them in doing so.

      The shares represented by the accompanying proxy will be voted as directed with respect to the election of directors or, if no direction is indicated, will be voted in favor of election as directors of the nominees listed below. Each proxy executed and returned by a shareholder may be revoked at any time hereafter by giving written notice of such revocation to the Secretary of the Company, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.

      The Annual Report to Shareholders for the fiscal year ended December 31, 2001, including financial statements, is being sent to shareholders on or before the date of this Proxy Statement which is the approximate date on which the Proxy Statement and form of Proxy are first being sent or given to shareholders.

      The Board of Directors of the Company, on the recommendation of its audit committee consisting of a majority of independent directors, has selected the firm of Frederick Kaden and Co. as the principal accountants for the current fiscal year. They (and their predecessors) have served in such capacity since 1974. Representatives of Frederick Kaden and Co. are not expected to be present at the Meeting.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

      On May 20, 2002 the Company had issued and outstanding 4,664,909 shares of common stock, par value $.01 per share ("Common Stock"), each of which entitled the holder to one vote. Voting is not cumulative.

      The following table sets forth information as of May 20, 2002, with respect to all shareholders known by the Company to be beneficial owners of more than 5% of the outstanding Common Shares, all Directors, and all Directors and executive officers as a group. Except as noted below, each shareholder has sole voting and investment power with respect to shares owned.

--------------------------------------------------------------------------------
                                                     Number of
         Name & Address                            Common Shares
         of Beneficial Owner                     Beneficially Owned      Percent
         -------------------                     ------------------      -------
Joseph Feldschuh, M.D .........................      3,149,029             67.5%
President Daxor Corporation / Director
350 Fifth Avenue, Suite 7120
New York, NY 10118

Stephen M. Moss, Ph.D. / Director .............            100**               *
P.O. Box 400
Bronxville, NY 10708-0400

James A. Lombard / Director ..................             200**               *
190 East 206th Street
Bronx, NY.10458

Martin S. Wolpoff / Director ..................          1,500**               *
5700 Arlington Avenue
Bronx, NY 10471

Bruce A. Hack / Director ......................          1,000**               *
113 Sunnyside Drive
Yonkers, NY. 10705

All Directors and executive officers as a group      3,151,829             67.5%
(9 Persons excluding Director Nominees Bruce Slovin and Robert Willens)
*NOTE:  Less than 1%
**All Directors including the President have options for 1,000 shares of Daxor stock exercisable at $10.00/share

--------------------------------------------------------------------------------
Bruce Slovin / Director Nominee (June 2002)....         47,620
1 Eleven Associates, LLC
111 E.61st Street
New York, NY 10021

Robert Willens / Director Nominee (June 2002)            2,000
Lehman Brothers, Inc.
747 Seventh Avenue, 24th Flr.
New York, NY 10019

--------------------------------------------------------------------------------

      Based on its review of copies of the forms prescribed by Section 16(a) of the Securities and Exchange Commission Act of 1934 or written representation from certain reporting persons that no Form 5's were required for those persons, the Company believes that all of its Section 16 reporting persons complied with the filing requirements of Section 16(a) as of December 31, 2001.

                            I. Election of Directors

      An entire board of six directors is proposed to be elected at the meeting to hold office for a term of one year and until their successors shall have been duly elected and shall have qualified. The proxies will vote all proxies received "FOR" the election as directors of the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable to serve, the proxy solicited herewith may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate that this will occur.

      The following information with respect to current and past five years' business experience, age and directorship has been furnished to the Company as of May 20, 2002, by each person nominated for election as director.

                                            Principal Occupation                                 Director
                                            and Other Position                                   Continuously
Name                                        with the Company                                     Since
----                                        ----------------                                     -----
Joseph Feldschuh, M.D., 66........          Chairman of the Board of Directors
                                            and President of the Company (1)                     1974

Stephen M. Moss, Ph.D., 49........          President, Toxophilus
                                            Risk Management Consulting (2)                       1986

James Lombard, 67.................          Director of Administrative Services Division
                                            New York City Council      (3)                       1989
Martin S. Wolpoff, 59.............          Director, Administration
                                            Community School District (4)                        1989

Bruce Slovin, 67..................          President, One Eleven Associates,                    To be elected at Annual
                                            LLC (5)                                              Shareholders Meeting
                                                                                                 June 20,2002

Robert Willens, 55................          Managing Director, Mergers & Acquisition             To be elected at Annual
                                            Lehman Brothers, Inc (6)                             Shareholders Meeting
                                                                                                 June 20,2002

----------

(1) Joseph Feldschuh, M.D. has been President of Daxor since 1974. He is on the staff of Montefiore Hospital and Medical Center. From 1966 to 1983, Dr. Feldschuh was Director of the Cardiac Metabolic Laboratory at Metropolitan Hospital. He has been a Clinical Associate Professor in both medicine and pathology at New York Medical College and an Assistant Clinical Professor at Cornell Medical School. He performed the basic research at the College of Physicians and Surgeons (Columbia University) on the measurement and prediction of normal human blood volume. He is the co-inventor of the Blood Volume Analyzer and the inventor of the quantitative injection kit for the BVA-100. He is Board Certified in Cardiology and Internal Medicine.

(2)* Stephen M. Moss, Ph.D. attended Cambridge University in England where he graduated with First Class Honors in Mathematics in 1975. His graduate work, also at Cambridge University, was in the field of Non-Linear Optimization, and he received Masters and Doctoral degrees in 1980. He immigrated to the United States in 1980, and worked for two years as a consultant at Bankers Trust Company in New York. From 1982 to 1992 at Lehman Brothers and successor firms he gained a wide range of experience in all major areas of investment banking and securities trading. From 1992 to 1993, he was the Chief Information Officer and a Senior Vice President at Republic New York Securities. From 1993 to 1997, he was the Manager of Credit Risk Management Systems at American International Group. After spending two years at Salomon Smith Barney as the Director of Credit Risk Analytics, he founded Toxophilus Risk Management Consulting. Dr. Moss is an active mentor in the Academy of Finance, an organization that provides pro bono financial services training and job experience to students in the New York City public schools. He is also a National Coach in archery, and serves as the Director of Archery at Camp Pemigewassett, Wentworth NH. Dr. Moss also coaches the Loyola School forensics team.

(3)* James A. Lombard graduated from New York University Graduate School of Business Administration with an M.B.A. in Marketing, Banking and Finance. He has been employed by the New York City Council since 1976 and currently holds the position of Director, Administrative Services Division.

(4) Martin S. Wolpoff holds BA, M.A. and M.S. degrees from the City University of New York. He has been active in community affairs since the 1970's. He has served on his local community Board ( as a member for over two decades and its chair for three years), community school Board (member for nine years, president for three), Community Development Corporation (member for almost 10 years), and a member of the community advisory board for a New York City hospital. He has been employed by the New York City public school system since 1965 as an educator, supervisor and administrator. He is currently a Director in the administration of a Community School District.

(5) Bruce Slovin received his undergraduate degree in Economics from Cornell University and is a graduate of Harvard Law School. For the past 21 years, Mr. Slovin has served as the President and Director of MacAndrew & Forbes Holdings,Inc., a major industrial holding company. Mr. Slovin retired from this position in 2001. Mr. Slovin has been a member of the Board of Directors of Cantel Medical Corporation, a healthcare company concentrating primarily in infection prevention and control products and diagnostic and therapeutic medical equipment, since 1986. Mr. Slovin is a Trustee of Beth Israel Medical Center.

(6) Robert Willens Robert Willens is a Managing Director in the Mergers & Acquisition department at Lehman Brothers, Inc in New York. Mr. Willens specializes in tax and accounting issues and in this capacity advises most areas of the firm regarding the optimal structures for corporate capital transactions. In addition, he has been instrumental in developing certain financial "products" with a view towards insuring that these products will provide clients with the desired tax and accounting results. Prior to joining Lehman Brothers (in 1987), Mr. Willens was a tax partner in the New York office of what was then known as Peat Marwick. Mr. Willens is a prolific author and has written Taxation of Corporate Capital Transactions, as well as over 200 articles for various professional journals. Each year of the past 10 years, Mr. Willens has been named to Institutional Investor's "All-American Research" Team. For the past 4 years, Mr. Willens was named by Accounting Today as one of the 100 "Most Influential Accountants" in the United States. Mr. Willens serves as an Adjunct Professor (Finance Department) at Columbia University's Graduate School of Business where he teaches the course entitled "Investment Banking Tax Factors." He is a member of the Board of Advisers of Columbia Capital Management.

   * (member of the audit Committee).

There were five meetings of the Board of Directors during fiscal year 2001, of which all were attended by all Directors.


                                    OFFICERS

      GARY FISCHMAN obtained his Doctor of Podiatric Medicine from the Pennsylvania College of Podiatric Medicine and his Ph.D. in Pathology from Thomas Jefferson University. He joined the Daxor Corporation in May 1998 and he comes from a background of teaching and research. He is a diplomate of the American Academy of Pain Management.

      RONALD H. BALDRY was educated at the University of Durham in Great Britain, where he received his B.S.E.E., specializing in electronic instruments. Mr. Baldry was employed as a development engineer for instrumentation at nuclear research establishments in the United Kingdom and at Oak Ridge National Laboratory. Mr. Baldry was involved in the original mechanical design of the Company's Blood Volume Analyzer (BVA-100). Mr. Baldry was appointed Vice President/Engineering in 1996. He heads Daxor Oak Ridge. He has been responsible for coordinating construction of the BVA-100 manufacturing facility. His responsibilities include coordination of other sub-contractors involved in the manufacturing of the BVA system.

      OCTAVIA ATANASIU joined Daxor in May, 1994. In June, 1994, she was appointed to the position of Treasurer. Ms. Atanasiu, a graduate of University of Romania, Bucharest, Romania, she received the equivalent of a Master of Business Administration (MBA) with majors in Finance, Accounting and Economics. Prior to joining Daxor, she was the Head of the Financial Department of Marien Business Forms, a printing corporation.

      DIANE MEEGAN joined Daxor Corporation in February 2002, as the Senior Executive Assistant to the CEO and President. Ms. Meegan is currently the Corporate Secretary. Ms. Meegan served as the Official Executive Assistant to the CEO of Newbridge Securities, a wholly owned subsidiary of Citigroup, for 13 years. For 4 years, she served as a member of their Problem Review Board. In the past 2 years, she served as the Executive Assistant to the Head of Operations at Instinet Clearing Services.

                             EXECUTIVE COMPENSATION

      The following is the executive compensation for officers earning more than $100,000.00.

      Dr. Joseph Feldschuh, the Company's President, CEO, & Chairman of the Board of Directors:



        YEAR ENDED DEC. 31            SALARY            BENEFITS
        ------------------            ------            --------
                2001                  $ 195,646         $ 10,000
                2000                  $ 184,450         $ 10,000
                1999                  $ 195,000         $ 10,000

Ronald N. Baldry, the Company's Vice President/Engineering:

        YEAR ENDED DEC. 31            SALARY            BENEFITS
        ------------------            ------            --------
                2001                  $ 134,361         $ 1,500
                2000                  $ 182,744         $ 1,500
                1999                  $ 140,360         $ 1,500

For the year ended December 2001, the Company paid Directors $1,000 plus $300 for each meeting attended, plus expenses. The Company anticipates paying fees to Directors up to a maximum of $2,500 per year to each non-employee director.

STOCK OPTIONS

      In 1994, the Company adopted a stock option plan under Section 422(b) of the Internal Revenue Code wherein options would be granted to key employees, officers and directors where the exercise price would at least equal the fair market value on the market value on the date of grant. The term of the options are a maximum of five years. At the present time there are options outstanding for 44,300 shares.

                               PERFORMANCE GRAPHS

                               II. OTHER BUSINESS

      As of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Meeting is that herein above set forth. If any other matter or matters are properly brought before the Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgement.

                           III. SHAREHOLDERS PROPOSALS

      The Annual Meeting of the Company for the year ending December 31, 2002 is scheduled to be held in June 2003. In order to have any proposal presented by a shareholder at such meeting included in the Company's proxy statement and form of proxy relating to the meeting, the proposal must be received by the Company no later than December 15, 2002.

                                         By Order of the Board of Directors,



                                         DIANE M. MEEGAN, Secretary


Dated: May 20, 2002
New York, New York


--------------------------------------------------------------------------------
A COPY OF THE COMPANY'S ANNUAL REPORT OR FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 MAY BE OBTAINED BY SHAREHOLDERS SOLICITED HEREBY (WITHOUT CHARGE) UPON WRITTEN REQUEST TO FATIMA S. BAHA, INVESTOR RELATIONS, DAXOR CORPORATION, 350 FIFTH AVENUE, SUITE 7120, NEW YORK, NEW YORK, 10118. THE 10-K IS ALSO ACCESSIBLE THROUGH THE COMPANY WEBSITE WWW.DAXOR.COM.
--------------------------------------------------------------------------------

VALUE LINE INSTITUTIONAL SERVICES
1-800-531-1425


Summary Data
Name                                             1997           1998           1999           2000           2001
                                                 ----           ----           ----           ----           ----
DAXOR CORP                                       0.85          14.42          -2.52         -30.36          87.68
Standard & Poors 500                            33.24          28.40          20.28         -10.14         -13.04
Medical Supplies                                45.31          55.71          10.04          67.31          20.55

Graph Plot Points
Name                              1996           1997           1998           1999           2000           2001
                                  ----           ----           ----           ----           ----           ----
DAXOR CORP                      100.00         100.85         115.39         112.48          78.33         147.01
Standard & Poors 500            100.00         133.24         171.08         205.78         184.91         160.80
Medical Supplies                100.00         145.31         226.27         248.97         416.55         502.15